Exhibit 23.4

Consent of Independent Petroleum Engineers

The Board of Directors

Petroleum Development Corporation

We consent to the use of our reserve reports included in the Form 10-K annual report for the year ended December 31, 2005, of Petroleum Development Corporation which is incorporated herein by reference.

/s/ Ryder Scott Company, LLP

Ryder Scott Company, LLP

Houston, Texas

October 5, 2006